EXHIBIT 99.1

Repros Meets With FDA to Discuss Data Requirements for Androxal(R) in the Treatment of Secondary Hypogonadism

  NDA submission remains anticipated by year end 2014
  No additional long-term safety assessments currently planned before NDA submission and review

THE WOODLANDS, Texas, Feb. 6, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced the outcome of its previously announced meeting with the FDA regarding the Androxal® Phase 3 data requirements for an NDA in the treatment of secondary hypogonadism. Repros expects to maintain its timeline for submitting an NDA prior to the end of 2014. This submission will include studies ZA-304 and ZA-305 which were initiated in January 2014. Following the meeting, the Company understands that the safety of Androxal will stand on its own merits during NDA review and no additional safety assessments are currently planned prior to NDA submission. The FDA requested additional background information regarding the endpoints that the Company will use to confirm maintenance of fertility by semen assessments in studies ZA-304 and ZA-305. The Company plans to provide this information promptly to the FDA and while doing so to continue enrollment of ZA-304 and ZA-305 without interruption.

Conference Call Details:

Time: Thursday, February 6, 2014 – 9:30 AM Eastern
Participant Dial-In Number (Domestic): 877-407-8629; International: 201-493-6715

It is recommended that participants call in approximately 15 minutes prior to the start time of the conference call.

Replay Call Details:

Conference ID #: 13575904
Domestic: 877-660-6853
International: 201-612-7415

Teleconference replay will be available approximately 60 minutes after the conclusion of the teleconference and will remain available for 7 days.

About Repros Therapeutics Inc.

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal label, the lack of need for additional long-term safety assessments and the timing of the Company's expected filing of an NDA for Androxal. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com